UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

OMEROS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	001-34475	91-1663741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Fifth Avenue, Suite 2600

Seattle, Washington 98101

(Address of principal executive offices, including zip code)

(206) 676-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 3, 2010, Omeros Corporation (“Omeros”) and DAIICHI SANKYO CO., LTD., successor in interest to Asubio Pharma Co., LTD. (“DAIICHI SANKYO”), entered into a License Agreement (the “Agreement”) pursuant to which Omeros received an exclusive license to phosphodiesterase-7 (“PDE7”) inhibitors claimed in certain patents and pending patent applications owned by DAIICHI SANKYO for use in the treatment of movement disorders and other specified indications (the “Field”). Omeros and DAIICHI SANKYO have executed an amendment to the Agreement with an effective date of January 5, 2011 (“Amendment 1”) pursuant to which the Field has been expanded to include addiction and compulsive disorders.

Pursuant to Amendment 1, the development and sales milestones under the Agreement have also been expanded to cover two separate indications for the licensed PDE7 inhibitors, with movement disorders and other specified indications within the original Field defined as one indication and addiction and compulsive disorders defined as the second indication. Additionally, the aggregate total of milestone payments potentially payable by Omeros to DAIICHI SANKYO has increased to $30.2 million for the two indications from $23.5 million for only one indication. If only one of the two indications is advanced through the milestones, the total milestone payments would remain at $23.5 million. These development and sales milestone payments are payable upon the achievement of certain events related to each of the two separate indications, such as successful completion of preclinical toxicology studies; dosing of human subjects in Phase 1, 2 and 3 clinical trials; receipt of marketing approval of a PDE7 inhibitor product; and reaching specified sales milestones. No other material terms of the Agreement were amended by Amendment 1.

The foregoing description of Amendment 1 is only a summary of its material terms and does not purport to be complete. For a summary of the other terms of the Agreement, please see the Current Report on Form 8-K filed by Omeros on March 9, 2010.

Item 9.01	Financial Statements and Exhibits.

  (d) Exhibits.

Exhibit Number	Description

99.1	Press release dated February 22, 2011 announcing the amendment to the License Agreement between Omeros Corporation and DAIICHI SANKYO CO., LTD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.

President, Chief Executive Officer, and Chairman of the Board of Directors

Date: February 22, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 22, 2011 announcing the amendment to the License Agreement between Omeros Corporation and DAIICHI SANKYO CO., LTD.